Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Third Quarter and Year-to-Date Results

•	Recorded third quarter net sales of $1.1 billion and GAAP net earnings of $11 million.

•	Increased third quarter Adjusted EBITDA by 2% year-over-year to $122 million, and Adjusted EBITDA margin improved by 100 basis points to 11.5%.

•	Increased year-to-date GAAP cash flow from operations by $81 million to $260 million, and increased Free Cash Flow by $134 million to $202 million.

•	Reduced debt by $177 million through nine months of 2016, and Debt Leverage Ratio reduced to 2.37x as of September 30, 2016, within the Company's long-term targeted leverage range of 2.0x - 2.5x.

•	Declares quarterly dividend of $0.30 per share.

SUSSEX, WI, November 1, 2016 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported results for its third quarter ending September 30, 2016.

"We are pleased with our third quarter performance, which reflects our ongoing focus on driving sustainable cost reductions, productivity improvements and operational efficiencies across our platform," said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. "Our solid earnings and cash flow in the quarter further strengthened our balance sheet and support our sustainable dividend policy. Because industry pressures continue to impact our top line, our team remains diligent and proactive in matching costs to revenue with the goal of being the low-cost producer while also listening to clients and innovating solutions to position the Company for long-term growth. Quad/Graphics holds a truly unique position in the industry, offering highly integrated, end-to-end print solutions as well as capabilities to improve both the efficiency and effectiveness of clients' media spend across print, digital, social, mobile and other channels. This customer-centric model gives us a distinct competitive advantage."

Net sales for the three months ended September 30, 2016, were $1.1 billion, a 7.0% decrease from the three months ended September 30, 2015. Organic sales decreased 4.6% due to ongoing industry volume and pricing pressures, after excluding acquisitions (1.0% impact), foreign exchange (-0.5% impact) and pass through paper sales (-2.9% impact). This decrease is consistent with annual guidance of down 4% to 7%. GAAP net earnings improved to $11 million during the three months ended September 30, 2016. The improvement in earnings year-over-year was due to better operating performance from ongoing improvements in manufacturing productivity and labor management, sustainable cost reductions, lower depreciation and amortization expense and lower restructuring and non-cash impairment charges. Third quarter Adjusted EBITDA increased $2 million to $122 million compared to $120 million in 2015, and Adjusted EBITDA margin improved to 11.5% compared to 10.5% last year. The increase in Adjusted EBITDA and Adjusted EBITDA margin primarily reflect enhanced operational efficiency and sustainable cost reductions.

Net sales for the nine months ended September 30, 2016, were $3.1 billion, a 4.6% decrease from the nine months ended September 30, 2015. Organic sales decreased 3.7% due to ongoing industry volume and pricing pressures, after excluding acquisitions (1.9% impact), foreign exchange (-0.7% impact) and pass through paper sales (-2.1% impact). GAAP net earnings improved to $7 million during the nine months ended September 30, 2016. Year-to-date Adjusted EBITDA increased $26 million to $340 million as compared to $314 million in 2015, and Adjusted EBITDA margin improved to 10.9% as compared to 9.6%. These year-to-date financial trends are consistent with the explanations provided for the third quarter.

GAAP net cash provided by operating activities was $260 million for the first nine months of 2016, an increase of $81 million, or 45%, over 2015. Correspondingly, Free Cash Flow was $202 million compared to $68 million in the first nine months of 2015, an increase of $134 million over 2015. Quad/Graphics generated three times more Free Cash Flow during the first nine months of 2016 than was generated through the same period of 2015. These improvements are due to the beneficial impacts from ongoing improvements in working capital levels, lower ongoing capital expenditures needs and increased earnings.

"Our operational efficiency and cost reduction programs have propelled us to stronger earnings and cash flow generation during the first nine months of 2016," said Dave Honan, Executive Vice President & Chief Financial Officer. "We've used the strong cash flow to reduce debt by $346 million, or 23%, since peak debt levels at September 30, 2015. The debt reduction, combined with increased earnings, resulted in a significant reduction of the debt leverage ratio from 3.07x at September 30, 2015, to 2.37x at September 30, 2016. Our 2.37x leverage is well within our stated long-term targeted leverage range of 2.0x to 2.5x. We are also committed to our annual dividend of $1.20 per share, which represents less than 25% of Free Cash Flow."

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on December 9, 2016, to shareholders of record as of November 28, 2016.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, November 2, to discuss third quarter and year-to-date September 2016 results. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer, and Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics' website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10092887. Participants will be given a unique PIN to gain immediate access to the call on November 2, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10092887

The playback will be available until December 2, 2016.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes including digital substitution by consumers; the impact of changing future economic conditions; the impact of the various covenants in the Company's debt facilities that impose restrictions may affect the Company's ability to operate its business; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of changes in postal rates, service levels or regulations; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Debt Leverage Ratio. Adjusted EBITDA is defined as net earnings (loss) plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, non-cash goodwill impairment charges, and equity in loss of unconsolidated entities, and less gain on debt extinguishment and income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad/Graphics

At the forefront of innovation for 45 years, Quad/Graphics (NYSE: QUAD) is a leading print and marketing services provider focused on helping brand owners market their products, services and content more efficiently and effectively across media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in distinct vertical industries, including but not limited to retail, publishing, healthcare, insurance and financial. The Company helps its clients perform better in today's rapidly changing world through the integration of print products with complementary services to improve efficiencies, reduce costs, create engagement, lift response and increase revenue. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
kegan@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
cho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2016	2015
Net sales	$1,056.4	$1,135.5

Cost of sales	824.9	909.9
Selling, general and administrative expenses	109.9	106.1
Depreciation and amortization	61.7	81.0
Restructuring, impairment and transaction-related charges	26.1	35.6
Goodwill impairment	—	775.0
Total operating expenses	1,022.6	1,907.6

Operating income (loss)	$33.8	$(772.1)

Interest expense	19.6	22.3

Earnings (loss) before income taxes and equity in loss of unconsolidated entities	14.2	(794.4)

Income tax expense (benefit)	2.9	(244.9)

Earnings (loss) before equity in loss of unconsolidated entities	11.3	(549.5)

Equity in loss of unconsolidated entities	—	2.7

Net earnings (loss)	$11.3	$(552.2)

Earnings (loss) per share
Basic	$0.24	$(11.50)
Diluted	$0.22	$(11.50)

Weighted average number of common shares outstanding
Basic	47.8	48.0
Diluted	50.6	48.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
Net sales	$3,131.2	$3,283.5

Cost of sales	2,449.4	2,643.0
Selling, general and administrative expenses	341.9	326.2
Depreciation and amortization	217.4	245.7
Restructuring, impairment and transaction-related charges	62.4	80.0
Goodwill impairment	—	798.3
Total operating expenses	3,071.1	4,093.2

Operating income (loss)	$60.1	$(809.7)

Interest expense	58.9	66.4
Gain on debt extinguishment	(14.1)	—

Earnings (loss) before income taxes and equity in loss of unconsolidated entities	15.3	(876.1)

Income tax expense (benefit)	5.6	(249.7)

Earnings (loss) before equity in loss of unconsolidated entities	9.7	(626.4)

Equity in loss of unconsolidated entities	2.3	6.1

Net earnings (loss)	$7.4	$(632.5)

Earnings (loss) per share
Basic	$0.16	$(13.20)
Diluted	$0.15	$(13.20)

Weighted average number of common shares outstanding
Basic	47.6	47.9
Diluted	49.3	47.9

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2016 and December 31, 2015
(in millions)
(UNAUDITED)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$11.5	$10.8
Receivables, less allowances for doubtful accounts	566.9	648.7
Inventories	318.0	280.1
Prepaid expenses and other current assets	49.9	38.2
Restricted cash	14.6	13.5
Total current assets	960.9	991.3

Property, plant and equipment—net	1,531.1	1,675.8
Other intangible assets—net	65.1	110.5
Equity method investments in unconsolidated entities	2.8	4.4
Other long-term assets	74.5	65.5
Total assets	$2,634.4	$2,847.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$341.8	$358.8
Amounts owing in satisfaction of bankruptcy claims	2.3	1.4
Accrued liabilities	357.8	347.5
Short-term debt and current portion of long-term debt	92.3	94.6
Current portion of capital lease obligations	5.6	5.1
Total current liabilities	799.8	807.4

Long-term debt	1,064.7	1,239.9
Unsecured notes to be issued	6.8	7.1
Capital lease obligations	10.2	9.7
Deferred income taxes	46.7	59.0
Other long-term liabilities	306.7	300.5
Total liabilities	2,234.9	2,423.6

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	912.3	956.7
Treasury stock, at cost	(124.6)	(193.6)
Accumulated deficit	(227.3)	(188.1)
Accumulated other comprehensive loss	(162.3)	(152.5)
Total shareholders' equity	399.5	423.9
Total liabilities and shareholders' equity	$2,634.4	$2,847.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2016 and 2015
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
OPERATING ACTIVITIES
Net earnings (loss)	$7.4	$(632.5)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	217.4	245.7
Impairment charges	17.7	39.9
Goodwill impairment	—	798.3
Gain on debt extinguishment	(14.1)	—
Stock-based compensation	12.0	4.0
Settlement loss on pension benefit plans	6.5	—
Gain on sale or disposal of property, plant and equipment	(6.0)	(2.1)
Deferred income taxes	(3.8)	(256.3)
Other non-cash adjustments to net earnings (loss)	5.5	15.4
Changes in operating assets and liabilities—net of acquisitions	17.4	(33.2)
Net cash provided by operating activities	260.0	179.2

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(57.7)	(111.2)
Cost investment in unconsolidated entities	(9.9)	(1.2)
Proceeds from the sale of property, plant and equipment	11.4	4.8
Proceeds from the sale of investments	—	14.0
Transfers from restricted cash	—	0.6
Acquisition of businesses—net of cash acquired	—	(140.8)
Net cash used in investing activities	(56.2)	(233.8)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	19.7	—
Payments of long-term debt	(170.6)	(69.6)
Payments of capital lease obligations	(4.6)	(3.6)
Borrowings on revolving credit facilities	712.0	1,182.4
Payments on revolving credit facilities	(727.6)	(1,006.1)
Payments of debt financing fees	(0.1)	—
Bankruptcy claim payments on unsecured notes to be issued	(0.3)	(0.1)
Purchases of treasury stock	(8.8)	—
Sale of stock for options exercised	22.8	2.2
Shares withheld from employees for the tax obligations paid on equity grants	(1.4)	(1.6)
Tax benefit on equity award activity	—	1.8
Payment of cash dividends	(44.0)	(44.6)
Net cash provided by (used in) financing activities	(202.9)	60.8

Effect of exchange rates on cash and cash equivalents	(0.2)	(1.6)
Net increase in cash and cash equivalents	0.7	4.6
Cash and cash equivalents at beginning of period	10.8	9.6
Cash and cash equivalents at end of period	$11.5	$14.2

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2016 and 2015
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)	Goodwill Impairment (1)
Three months ended September 30, 2016
United States Print and Related Services	$956.5	$58.6	$8.8	$—
International	99.9	5.5	(1.3)	—
Total operating segments	1,056.4	64.1	7.5	—
Corporate	—	(30.3)	18.6	—
Total	$1,056.4	$33.8	$26.1	$—

Three months ended September 30, 2015
United States Print and Related Services	$1,040.4	$(742.9)	$8.8	$775.0
International	95.1	(10.3)	14.0	—
Total operating segments	1,135.5	(753.2)	22.8	775.0
Corporate	—	(18.9)	12.8	—
Total	$1,135.5	$(772.1)	$35.6	$775.0

Nine months ended September 30, 2016
United States Print and Related Services	$2,833.9	$114.6	$40.4	$—
International	297.3	7.5	0.7	—
Total operating segments	3,131.2	122.1	41.1	—
Corporate	—	(62.0)	21.3	—
Total	$3,131.2	$60.1	$62.4	$—

Nine months ended September 30, 2015
United States Print and Related Services	$3,000.7	$(712.6)	$31.5	$775.0
International	282.8	(65.7)	41.4	23.3
Total operating segments	3,283.5	(778.3)	72.9	798.3
Corporate	—	(31.4)	7.1	—
Total	$3,283.5	$(809.7)	$80.0	$798.3
______________________________

(1)	Restructuring, impairment and transaction-related charges and non-cash goodwill impairment charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2016 and 2015
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2016	2015
Net earnings (loss)	$11.3	$(552.2)
Interest expense	19.6	22.3
Income tax expense (benefit)	2.9	(244.9)
Depreciation and amortization	61.7	81.0
EBITDA (Non-GAAP)	$95.5	$(693.8)
EBITDA Margin (Non-GAAP)	9.0%	(61.1)%

Restructuring, impairment and transaction-related charges (1)	26.1	35.6
Goodwill impairment (2)	—	775.0
Equity in loss of unconsolidated entities (3)	—	2.7
Adjusted EBITDA (Non-GAAP)	$121.6	$119.5
Adjusted EBITDA Margin (Non-GAAP)	11.5%	10.5%
______________________________

(1)	Operating results for the three months ended September 30, 2016 and 2015, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2016	2015
Employee termination charges (a)	$1.5	$9.0
Impairment charges (b)	0.9	15.8
Transaction-related charges (c)	0.4	0.9
Integration costs (d)	—	0.6
Other restructuring charges (e)	23.3	9.3
Restructuring, impairment and transaction-related charges	$26.1	$35.6
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(e)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. The Company also recorded an $11.2 million adjustment to its multiemployer pension plans withdrawal liability and a $6.5 million non-cash pension settlement charge related to lump-sum pension payments during the three months ended September 30, 2016.

(2)
A $775.0 million non-cash goodwill impairment charge ($532.6 million after a non-cash income tax benefit of $242.4 million) was recorded during the three months ended September 30, 2015, in the United States Print and Related Services segment, triggered by a decline in the Company's stock price.

(3)
The equity in loss of unconsolidated entities includes the results of operations for investments in entities where Quad/Graphics has the ability to exert significant influence, but not control, which are accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2016 and 2015
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
Net earnings (loss)	$7.4	$(632.5)
Interest expense	58.9	66.4
Income tax expense (benefit)	5.6	(249.7)
Depreciation and amortization	217.4	245.7
EBITDA (Non-GAAP)	$289.3	$(570.1)
EBITDA Margin (Non-GAAP)	9.2%	(17.4)%

Restructuring, impairment and transaction-related charges (1)	62.4	80.0
Goodwill impairment (2)	—	798.3
Gain on debt extinguishment (3)	(14.1)	—
Equity in loss of unconsolidated entities (4)	2.3	6.1
Adjusted EBITDA (Non-GAAP)	$339.9	$314.3
Adjusted EBITDA Margin (Non-GAAP)	10.9%	9.6%
______________________________

(1)	Operating results for the nine months ended September 30, 2016 and 2015, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2016	2015
Employee termination charges (a)	$8.1	$21.5
Impairment charges (b)	17.7	39.9
Transaction-related charges (c)	1.9	2.7
Courier termination fee (d)	—	(10.0)
Integration costs (e)	0.1	4.4
Other restructuring charges (f)	34.6	21.5
Restructuring, impairment and transaction-related charges	$62.4	$80.0
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and, for the nine months ended September 30, 2015, included charges related to the Argentina subsidiaries' restructuring proceedings and the Chile equity method investment.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Quad/Graphics received $10.0 million from Courier Corporation ("Courier") during the nine months ended September 30, 2015, as a result of the termination of the acquisition of Courier by Quad/Graphics. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(f)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. The Company also recorded an $11.2 million adjustment to its multiemployer pension plans withdrawal liability and a $6.5 million non-cash pension settlement charge related to lump-sum pension payments during the nine months ended September 30, 2016.

(2)
Non-cash goodwill impairment charges of $798.3 million ($555.9 million after a non-cash income tax benefit of $242.4 million) were recorded during the nine months ended September 30, 2015, including $775.0 million within the United States Print and Related Services segment, triggered by a decline in the Company's stock price, and $23.3 million within the International segment, triggered primarily by the Company's Argentina subsidiaries 2015 bankruptcy proceedings.

(3)
The $14.1 million gain on debt extinguishment recorded during the nine months ended September 30, 2016, primarily relates to the $56.5 million repurchase of unsecured 7.0% senior notes due May 1, 2022.

(4)
The equity in loss of unconsolidated entities includes the results of operations for investments in entities where Quad/Graphics has the ability to exert significant influence, but not control, which are accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2016 and 2015
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
Net cash provided by operating activities	$260.0	$179.2

Less: purchases of property, plant and equipment	(57.7)	(111.2)

Free Cash Flow (Non-GAAP)	$202.3	$68.0

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of September 30, 2016 and December 31, 2015
(in millions, except ratio)
(UNAUDITED)

	September 30, 2016		December 31, 2015
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,172.8		$1,349.3

Divided by: Trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	494.1		468.5

Debt Leverage Ratio (Non-GAAP)	2.37	x	2.88	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2016, and December 31, 2015, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2015 (a)	September 30, 2016	September 30, 2015	September 30, 2016
Net earnings (loss)	$(641.9)	$7.4	$(632.5)	$(2.0)
Interest expense	88.4	58.9	66.4	80.9
Income tax expense (benefit)	(282.8)	5.6	(249.7)	(27.5)
Depreciation and amortization	325.3	217.4	245.7	297.0
EBITDA (Non-GAAP)	$(511.0)	$289.3	$(570.1)	$348.4
Restructuring, impairment and transaction-related charges	164.9	62.4	80.0	147.3
Goodwill impairment	808.3	—	798.3	10.0
Gain on debt extinguishment	—	(14.1)	—	(14.1)
Equity in loss of unconsolidated entities	6.3	2.3	6.1	2.5
Adjusted EBITDA (Non-GAAP)	$468.5	$339.9	$314.3	$494.1
______________________________

(a)	Financial information for the year ended December 31, 2015, is included as reported in the Company's 2015 Annual Report on Form 10-K filed with the SEC on February 23, 2016.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended September 30, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2016	2015
Earnings (loss) before income taxes and equity in loss of unconsolidated entities	$14.2	$(794.4)

Restructuring, impairment and transaction-related charges	26.1	35.6
Goodwill impairment	—	775.0
	40.3	16.2

Income tax expense at 40% normalized tax rate	16.1	6.5
Adjusted net earnings (Non-GAAP)	$24.2	$9.7

Basic weighted average number of common shares outstanding	47.8	48.0
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	2.8	1.0
Diluted weighted average number of common shares outstanding (Non-GAAP)	50.6	49.0

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.48	$0.20

Diluted Earnings (Loss) Per Share (GAAP)	$0.22	$(11.50)
Restructuring, impairment and transaction-related charges per share	0.52	0.73
Goodwill impairment per share	—	15.82
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.06	(4.78)
Income tax expense at 40% normalized tax rate per share	(0.32)	(0.13)
Equity in loss of unconsolidated entities from condensed consolidated statement of operations per share	—	0.06
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.48	$0.20
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) non-cash goodwill impairment charges; (iii) discrete income tax items; and (iv) equity in loss of unconsolidated entities.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Nine Months Ended September 30, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
Earnings (loss) before income taxes and equity in loss of unconsolidated entities	$15.3	$(876.1)

Restructuring, impairment and transaction-related charges	62.4	80.0
Goodwill impairment	—	798.3
Gain on debt extinguishment	(14.1)	—
	63.6	2.2

Income tax expense at 40% normalized tax rate	25.4	0.9
Adjusted net earnings (Non-GAAP)	$38.2	$1.3

Basic weighted average number of common shares outstanding	47.6	47.9
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.7	1.0
Diluted weighted average number of common shares outstanding (Non-GAAP)	49.3	48.9

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.77	$0.03

Diluted Earnings (Loss) Per Share (GAAP)	$0.15	$(13.20)
Restructuring, impairment and transaction-related charges per share	1.27	1.64
Goodwill impairment per share	—	16.33
Gain on debt extinguishment per share	(0.29)	—
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.11	(4.84)
Income tax expense at 40% normalized tax rate per share	(0.52)	(0.02)
Equity in loss of unconsolidated entities from condensed consolidated statement of operations per share	0.05	0.12
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.77	$0.03
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) non-cash goodwill impairment charges; (iii) gain on debt extinguishment; (iv) discrete income tax items; and (v) equity in loss of unconsolidated entities.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.